Exhibit 99.1

Joint Filing Agreement

The persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of October 3, 2022.

PIONEER STEP HOLDINGS LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
Name: Chau Hoi Shuen Solina Holly
Title: Authorized Person

DVORAK INTERNATIONAL LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
Name: Chau Hoi Shuen Solina Holly
Title: Authorized Person

SKYINVEST ASSOCIATES LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
Name: Chau Hoi Shuen Solina Holly
Title: Authorized Person

CHAU HOI SHUEN SOLINA HOLLY

By:	/s/ Chau Hoi Shuen Solina Holly